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                                                                    EXHIBIT 10.3

                        TRW BENEFITS EQUALIZATION PLAN

                             Amended and Restated
                           Effective August 1, 1995


1.       PURPOSE.    This plan, the TRW Benefits Equalization Plan
("Plan"), combines the provisions of the TRW Inc. Supplemental Executive Retirement Plan and the TRW Inc. Nonqualified Benefits Equalization Plan as modified and restated herein. The Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act ("ERISA") and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, including officers, of TRW Inc. and its domestic subsidiaries (the "Company"). Its purposes are to provide supplemental benefits to those:

         a. whose benefits under the TRW Salaried Pension Plan (the "Salaried Plan"), any other defined benefit pension plan for which TRW Inc. or a domestic subsidiary is a sponsor ("d.b. plan") or The TRW Employee Stock Ownership and Stock Savings Plan (the "Stock Savings Plan") are limited by section 401(a)(17) of the Internal Revenue Code of 1986 ("Code");

         b. whose benefits otherwise payable under the Stock Savings Plan are limited by section 402(g)(1) of the Code;

         c. whose benefits under the Stock Savings Plan have been limited to the extent that the Company cannot contribute to the Stock Savings Plan the full amount of TRW Matching Contributions as defined therein without exceeding the amount provided by Code section 415(c)(1)(A);

         d. whose (i) compensation otherwise included as "Earnings" under the Salaried Plan or other d.b. plan or as "Compensation" under the Stock Savings Plan and (ii) service otherwise included as Benefit Service under the Salaried Plan or other d.b. plan would not be so included because of a determination by the Company that such inclusion could violate the regulations under Code section 401(a)(4); and

         e. whose compensation otherwise included as "Earnings" under the Salaried Plan or other d.b. plan or as "Compensation" under the Stock Savings Plan would not be included because such compensation was deferred under the provisions of the TRW Inc. Deferred Compensation Plan rather than received.

2.       ELIGIBILITY.

         a. Employees (i) whose base pay and bonus paid in 1994 exceeded $150,000 and (ii) whose base pay and bonus paid in any subsequent year exceed the Code section 401(a)(17) compensation limit for such year will be eligible to participate in the portion of the Plan attributable to benefits otherwise payable under the Stock Savings Plan, provided they are otherwise eligible to participate in the Stock Savings Plan and have timely elected to participate in the
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Plan.  An account ("Account") shall be established in the name of each such eligible employee; amounts shall be credited to such Account in accordance with the provisions of Section 4. Once such employees have met the eligibility requirements under this paragraph a., they will continue to be eligible to participate in subsequent years even if their base pay and bonus paid fall below the compensation limit of Code section 401(a)(17).

         b. Any employee whose benefits under the Salaried Plan or other d.b. plan are limited due to any reason identified in Section 1 a., d. or e. above, is eligible to participate in the Plan; his interest will be referred to herein as the Defined Benefit Portion.

3. DIRECTORS/COMMITTEE. For purposes of the Plan, the term "Directors" shall mean the Compensation and Stock Option Committee of the Directors of TRW Inc. ("Company") with respect to the approval of benefits of any participant who is, or ever was, either a Director of the Company, a member of the Chief Executive Office, or a member of the Management Committee. With respect to the approval of benefits of other participants, the term "Committee" shall refer to an Administrative Committee consisting of those three employees of the Company who occupy the most senior positions in the Company Staff Finance, Human Resources, and Law Departments. The Committee or its delegate shall interpret the provisions of the Plan, determine the rights and status of participants and beneficiaries hereunder, and handle the general administration of the Plan. Such interpretations and determinations shall be final and conclusive as to all interested persons.

4.       ACCOUNTS.

         a. An Account shall be established for each employee identified in Section 2 a. above into which shall be credited monthly the following amounts:

                 i. that percentage of the participant's current compensation which the participant elected to contribute to the Stock Savings Plan as "Before-Tax Contributions" and that percentage of the participant's current compensation which the Company would have contributed to the Stock Savings Plan as "TRW Matching Contributions" (both terms as defined under the Stock Savings Plan) to the extent that such amounts cannot be contributed to the Stock Savings Plan due to any of the reasons identified in Section 1; provided, however, that the percentage of the participant's compensation credited to the Account, when combined with the percentage elected under the Stock Savings Plan, may not at any time be greater than that amount of "Before-Tax Contributions" which the participant would be permitted to contribute, as a highly-compensated participant, to the Stock Savings Plan without regard to the above-referenced limitations; and further provided, that the TRW Matching Contributions credited to the Account shall be reduced by any amounts actually contributed for the participant by the Company to the Stock Savings Plan as TRW Matching Contributions; plus
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                 ii.      earnings on the amounts credited under subparagraph
         i. above in accordance with the participant's election as provided in
         Section 5 below, as if such amounts had been invested on a monthly basis in the Equity Fund and/or Insured Return Fund (also sometimes referred to as the Stable Value Fund) of the Stock Savings Plan.

         b. The participant's annual election to participate by having his Account credited as provided in paragraph a. shall be filed with the Committee in a form prescribed by it and shall be filed at such time as the Committee may specify, but in all cases prior to the time such compensation is to be earned by the participant. No changes in the percentage of compensation credited to the Account shall be made during the calendar year following the election, unless the participant elects 0%.

         c. Participants shall have, at all times, a nonforfeitable interest in the amounts credited to their Account, subject to the provisions of
Section 10a.

         d. Participants shall receive an annual statement of their Account established under the Plan within a reasonable period after the end of each calendar year.


5.       EARNINGS.

         a. Each participant shall be able to elect whether the monies credited to his or her Account will be credited with investment earnings based upon the performance of the Equity Fund or the Insured Return Fund (also sometimes referred to as the Stable Value Fund) of the Stock Savings Plan.
Such election may be made by allocating the entire Account to one of the earnings options or by allocating the Account between the options in 25 percent multiples. Each participant may change his or her election at the middle or end of any month by contacting the Committee or its delegee.

         b. All TRW Matching Contributions allocated to a participant's Account will be credited in the same manner as the participant's election under
Section 4a.


6. TRW SUPPLEMENTARY RETIREMENT INCOME PLAN BENEFITS. To the extent that the participant is restricted from accruing full benefits under the Salaried Plan or other d.b. plan, the Plan shall provide the annual pension benefits which would be payable from the Salaried Plan or other d.b. plan but for the limits in Section 1, less the sum of the annual pension benefits payable from the TRW Supplementary Retirement Income Plan (SRIP) and the Salaried Plan or other d.b. plan.






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7.       TIME OF PAYMENT.

DEFINED BENEFIT PORTION.

         a. No benefit is payable from the Defined Benefit Portion of the Plan, even if the Participant has terminated his/her employment, unless a Participant has five years of vesting service as defined under the Salaried Plan or other d.b. plan and has attained age fifty-five.

         b. If a Participant who has five or more years of vesting service dies before his/her benefit commencement date under the Salaried Plan or other d.b. plan, the Participant's Defined Benefit Portion benefit and the SRIP, if any, shall be paid in the same form and shall commence at the same time as a pre-retirement survivor benefit under the Salaried Plan or other d.b. plan.

         c. Any participant in the Salaried Plan or other d.b. plan and the Defined Benefit Portion of this Plan who is entitled to a vested or deferred vested pension under such qualified plan shall have his Defined Benefit Portion benefit and SRIP benefit, if any, commence at the same time as his benefit commencement date under the Salaried Plan or other d.b. plan.

         d. Except as provided above or in Section 9, payment of benefits under the Defined Benefit Portion and SRIP, if any, shall be made commencing with the January following the date the participant becomes eligible, having terminated his employment with the Company, for benefits under the qualified defined benefit plan.


ACCOUNT.

         a. Except as provided in Section 9, payment of the Account to the participant (or, in the event of his death, to his beneficiary as designated in writing to the Committee) shall be made as of the January following the following events:

                 i. the participant's becoming disabled as defined by the terms and conditions of the Stock Savings Plan;

                 ii.      the death of the participant; or

                 iii. the termination of the participant's employment with the Company through retirement or otherwise.

         b. Notwithstanding the above, the Directors/Committee, upon determining that the participant has suffered an emergency event beyond his control which would impose an immediate and heavy financial hardship if the payment of his benefits were not made, may pay to the participant that part of his Account which is needed to satisfy such hardship.


8.       FORM OF PAYMENT.

Upon approval by the Directors/Committee, any election of a form of payment other than the automatic form of payment provided in this Section 8 shall be irrevocable.





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DEFINED BENEFIT PORTION.

         a. Except as provided in paragraph b. and Section 9, the automatic form of payment under the Defined Benefit Portion shall be, for an unmarried participant, a single life annuity, and, for a married participant, a 50% joint and survivor annuity with the participant's eligible spouse the survivor annuitant. Notwithstanding the above, the participant may petition the Directors/Committee at any time at least two months prior to termination of employment to change such form of payment into a single sum or annual installments from two to ten years, or any other payment form approved by the Directors/Committee in their or its discretion. If annual installment payments are elected, interest, if any, on such installments shall be determined by the Actuary, subject to approval by the Company.

         b. Except as provided in Section 9, any participant in the Salaried Plan or other d.b. plan and the Defined Benefit Portion of this Plan who is entitled to a vested or deferred vested pension under such qualified plan shall have his vested or deferred vested benefit paid from the Defined Benefit Portion in the same form and with the same designated joint annuitant, if any, as his form of payment under the Salaried Plan or other d.b. plan, unless otherwise provided under the terms of any Qualified Domestic Relations Order applicable to said participant or unless otherwise determined by the Committee, in its sole discretion.

         c. Any benefit payable from the Defined Benefit Portion shall be paid in the same form as payments from the SRIP.


ACCOUNT.

         a. Subject to paragraph b., the automatic form of payment of monies in the Account shall be ten equal annual installments, payable during the month of January; provided, however, that the participant can petition the Directors or the Committee at any time at least two months prior to the participant's eligibility for payout from the Stock Savings Plan to change such payment to any lesser number of annual installments or to a single sum. If annual installments are paid, the balance of the Account shall continue to be credited with earnings as previously elected by the participant in accordance with Section 5.

         b. Payment of the Account shall be made in the form of cash unless the Directors/Committee determines in its discretion that it is appropriate to pay that portion of the participant's Account attributable to TRW Matching Contributions and earnings thereon in shares of the Company's Common Stock, in which event such distribution of shares shall occur no earlier than six months following the date that the participant is last employed by the Company.






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9.       SMALL BENEFIT CASHOUTS.

         a. If the present value of a participant's interest in the Defined Benefit Portion of the Plan, determined as of the later of the participant's age 55 or termination of employment from the Company, is less than an amount which, if converted to a single sum equals $3,500, the benefit shall be paid out in single sum, either at the same time as his benefit commencement date under the Salaried Plan or other d.b. plan or at an earlier date as determined by the Committee in its sole discretion.

         b. If the balance in the participant's Account under the Plan, determined as of any of the events described in Section 8c. above, is less than $3,500, said Account balance shall automatically be paid out in the first January following said event.


10.      OTHER LIMITATIONS ON BENEFITS

         a. Payments under the Plan shall be made by the Company, with any appropriate reimbursement being made by subsidiaries of the Company. The Plan shall be unfunded, and the Company shall not be required to establish any special or separate fund nor to make any other segregation of assets in order to assure the payment of any amounts under the Plan. Participants of the Plan have the status of general unsecured creditors of the Company and the Plan constitutes a mere promise by the Company to make benefit payments in the future.

         b. No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind. No benefit under the Plan shall in any manner be subject to the debts or liabilities of any participant or former participant or beneficiary. If a participant or former participant or beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Committee in its discretion may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other dependents, or any of them, in such a manner as they may deem proper.


11. AMENDMENT AND TERMINATION. Nothing herein shall be construed to constitute a contract between the Company and the participants to continue the Plan, and the Company's Directors in their sole discretion may terminate or discontinue the Plan at any time and may at any time and from time to time amend any or all of its provisions; provided, however, that no termination or amendment shall reduce amounts credited prior to such termination or amendment.


12.      MISCELLANEOUS PROVISIONS.

         a. As used in this document, the masculine gender shall include the feminine and the singular shall include the plural. To the extent that any term is





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not defined under the Plan, it shall have the same meaning as defined in the
Stock Savings Plan or the Salaried Plan.

         b. Employment rights with the Company or any subsidiary shall not be enlarged or affected by the existence of the Plan.

         c. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions.

         d.      The Plan shall be governed by the laws of the State of Ohio.




7/7/95





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